UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2011

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 15, 2011, the Board of Directors of Southwest Gas Corporation (the “Company”) approved the amendment and restatement of the Company’s Bylaws (as amended and restated, the “Bylaws”).   The amendments, which were effective immediately upon approval, implemented changes to Sections 3, 4 and 6 of Article II of the Bylaws as described below.

1.
Without limiting the manner by which notice otherwise may be given to shareholders, the amendments to Article II, Section 3 of the Bylaws provide that effective notice may be given by electronic transmission if the shareholder to whom the notice is given has consented to the form of electronic transmission.  The amendments also describe certain procedures and standards for electronic transmissions.

2.
As amended, Article II, Section 4 of the Bylaws allows for any regular or special meeting of shareholders to be adjourned, whether or not a quorum is present, by the chairman of the meeting or by the vote of the holders of a majority of shares entitled to vote at the meeting.  Under the prior provision, a meeting of shareholders could only be adjourned in the absence of a quorum.

3.
The amendments to Article II, Section 6 of the Bylaws expand the types of information required to be given in all notices provided by shareholders bringing business before an annual or special meeting.  Shareholder notices are now required to include disclosure of the existence of certain relationships or agreements that manage risk or impact voting authority, such as derivatives transactions and hedging activities.  Article II, Section 6 was also amended with respect to shareholder proposals relating to director nominations.  Such shareholder notices are now required to include specified information regarding proposed nominees (including certain biographical information and information regarding share holdings).

The foregoing summary is qualified by reference to the Bylaws, which are filed with this Form 8-K as Exhibit 3(ii).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: November 18, 2011
/s/ GREGORY J. PETERSON
Gregory J. Peterson
Vice President/Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit
No.	Description

3(ii)	Amended Bylaws of Southwest Gas Corporation.